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                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ]  Preliminary Proxy Statement                   [ ]  Confidential, For Use of the
                                                             Commission Only (as permitted by
                                                             Rule 14a-6(e)(2))

     [ ]  Definitive Proxy Statement

     [ ]  Definitive Additional Materials

     [X]  Soliciting Material Under Rule 14a-12

                             SPATIAL TECHNOLOGY INC.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    [X]  No fee required.

    [ ]  Fee computed on table below per Exchange Act Rules. 14a-6(i)(1) and
         0-11.
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       (1) Title of each class of securities to which transaction applies:

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       (2) Aggregate number of securities to which transaction applies:

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       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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       (4) Proposed maximum aggregate value of transaction:

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       (5) Total fee paid:

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       [ ] Fee paid previously with preliminary materials.
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       [ ] Check box if any part of the fee is offset as provided by Exchange
           Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1) Amount previously paid:

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       (2) Form, Schedule or Registration Statement No.:

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       (3) Filing Party:

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       (4) Date Filed:

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                              FOR IMMEDIATE RELEASE

AMENDMENT OF ASSET ACQUISITION BY DASSAULT SYSTEMES FOR SPATIAL'S ACIS BUSINESS

BOULDER, Colo. and SURESNES, France--(BUSINESS WIRE)-- Sept. 6, 2000--

Offer to Acquire Assets of Spatial's Component Business Division
Increased to $25 Million With Expanded Joint Partnership Agreements

Dassault Systemes (Nasdaq:DASTY - news) and Spatial Inc. (AMEX:STY - news) announce that the previously reported offer by Dassault Systemes to acquire the Component Business Division of Spatial has been increased to a $25 million cash transaction, along with additional partnership and technology agreements to those previously announced.

Subject to stockholder approval and finalization of the transaction, Spatial's Web business will operate under the name of PlanetCAD(TM) Inc., and will focus on the developing Web infrastructure market by providing application services and technology for the digital manufacturing supply chain. PlanetCAD will benefit from cross licensing, technology sharing, and marketing agreements with Dassault Systemes and SolidWorks. Spatial's Component Business Division will become Dassault Systemes' new technology company operating under the Spatial name. The new company will offer best-of-breed 3D components addressing the exponential requirements for 3D in Internet based e-commerce and Business-to-Business (B2B) applications.

The amended agreements include a perpetual license to PlanetCAD for Spatial's component technologies, a co-branding agreement for Spatial's 3Dshare.com(TM) model interoperability service on Dassault Systemes' and Solidworks' Web sites, a license agreement under which PlanetCAD will host Dassault Systemes and Solidworks file translation, interoperability tools and application services, a joint development agreement under which the two companies will share engineering data translation and healing technologies, and reseller agreements under which Dassault will sell enterprise versions of PlanetCAD's 3Dshare.com model interoperability service and PlanetCAD will sell the IntraVISION Viewer in end user markets. Under the terms of the revised proposal, Spatial will accelerate the introduction of a new pricing model for its Component Business Division to largely eliminate up front license fees and concentrate on building recurring royalty and maintenance fees.

The changes to the agreement occurred subsequent to receipt by Spatial of a competing offer to purchase the assets of its Component Business Division from a Dassault Systemes competitor.

The preliminary proxy statement pertaining to this planned asset sale has been filed with the Securities and Exchange Commission (SEC). When available, the definitive proxy statement may be obtained free of charge from the SEC at its Website (www.sec.gov) or from Spatial by request to Spatial Inc. Investor
Relations: Geoff High, Pfeiffer Public Relations 303/393-7044, geoff@pfeifferpr.com. The transaction is subject to stockholder approval and will require a majority vote of Spatial's stockholders prior to closing. A proxy statement will be sent to Spatial's stockholders as soon as practicable. When it is available, stockholders should read the proxy statement in its entirety because it will contain important information about the transaction.

SPATIAL is the world's leading provider of Web infrastructure tools and advanced engineering technology solutions to streamline the digital manufacturing supply chain and set global standards for product engineers, designers, software developers and manufacturing professionals. Spatial is headquartered in Boulder, Colo., USA, and has offices in Boston MA, France, Germany, Japan and the United Kingdom. For more information, visit Spatial's Web site at www.spatial.com or call 303/544-2900.

Spatial's PlanetCAD division (www.planetcad.com) develops and delivers Web infrastructure tools and applications that help optimize the value of engineering data throughout the manufacturing supply chain, and provides PlanetCAD.com as the premier online destination for manufacturing and design engineers. PlanetCAD's proprietary


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services and technologies include 3Dshare.com(TM), Bits2parts.com(TM),
3Dpublish.com(TM) and the PrescientQA(TM) 3D data quality products.

Spatial Technology Inc., 3Dshare.com, 3Dpublish.com, Bits2Parts.com, ACIS 3D Toolkit, Prescient and PlanetCAD are trademarks, and SAT, ACIS(R) and IntraVISION are registered trademarks of Spatial Technology Inc. All other trademarks are properties of their respective companies.

DASSAULT SYSTEMES S.A. is the premier global software developer for the CAD/CAM/CAE/PLM market, providing companies with e-business solutions to implement their digital enterprise, thus creating and simulating the entire product life cycle from initial concept to product in service. CATIA, ENOVIA and DELMIA solutions support industry-specific business processes to help unleash creativity and innovation, reduce development cycle time, improve quality, competitiveness and stockholder value: CATIA supports the digital product definition and simulation, DELMIA provides solutions to define and simulate lean digital manufacturing processes and ENOVIA delivers enterprise solutions that manage a comprehensive, collaborative and distributed model of the digital product, processes and resources. The combined integration creates the Digital Product life cycle Pipeline, supporting reuse of corporate knowledge. SolidWorks and SmartSolutions, as Dassault Systemes companies, offer respectively 3D design-centric and TeamPDM software solutions based on Windows.

Information about Spatial is available at http://www.spatial.com

Information about Dassault Systemes is available at http://www.dsweb.com.

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Contact:

     Spatial Inc.

     Rachael Dalton-Taggart, 303/544-2986
     rachael.taggart@spatial.com
        or
     Investor Relations
     Pfeiffer Public Relations
     Geoff High, 303/393-7044
     geoff@pfeifferpr.com
        or
     Public Relations
     Metzger Associates
     Bill Tompkins, 303/786-7000
     bill@metzger.com
        or
     Dassault Systemes of America
     Sheri Chow, 818/673-2134
     sheri_chow@ds-us.com
        or
     Dassault Systemes
     Morgane Gourcuff, 33-1-40-99-42-18
     morgane_gourcuff@ds-fr.com